EXHIBIT 99.1

B2Digital, Incorporated Enters Into a Letter of Intent to Purchase Assets of a Cable Operation in Arizona

Assets Include 2,000 Plus Customers

PHOENIX, Sept. 10, 2006 (PRIMEZONE) -- B2Digital, Incorporated (OTCBB:BTOD) is a provider of in-room, on-demand video entertainment and satellite services to the domestic lodging industry. The company also provides for in-room viewing of select cable channels and other interactive and information services, including high-speed Internet access. The company primarily has provided its services under long-term contracts to hotels, hotel management companies and individually-owned and franchised hotel properties.

Under the Board of Directors' direction, the company has chosen to move into the cable television market with the signing of a letter of intent to purchase over 2,000 cable television subscribers in Arizona, allowing the company to take its first step into expansion into an additional market. This letter of intent is non-binding and subject to the negotiation and execution of a material definitive agreement contemplating, among other things, payment for the assets by a combination of cash and common stock, and assumption of the liabilities and debts of the operation. Under the new concept, subscribers will be able to view total DVD quality video services along with the HD services that are available. It is B2Digital's intent to convert the standard cable television network into a streaming network television system. B2Digital also intends to add Internet services for the current subscribers by use of the current cable system. B2Digital will expand the Internet service in the near future to offer wireless services within the services area.

Robert Russell, President and CEO of B2Digital Inc., said, "Our intent is that the addition of 2,000 plus subscribers will bring us the beginning of a recurring revenue model and asset base that we need as a company. We look forward to rolling out streaming video services along with Internet services to both the residential and commercial customers."

About B2Digital, Incorporated

B2Digital, Inc. is a provider of secure and reliable Pay-per-View, video-on-demand, and digital services to the hospitality industry. The company is currently operating Pay-per-View, Broadcast-free-to-guest TV and broadband digital services in hotel rooms in North America.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. When used in this press release, the words "intends," "expects," "plans," "will" and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements regarding our adequacy of cash, expectations regarding net losses and cash flow, statements regarding our growth, our need for future financing, our dependence on personnel, and our operating expenses. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date hereof. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in B2Digital's Form 10-KSB filing and other filings with the U.S. Securities and Exchange Commission (available at http://www.sec.gov). B2Digital undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT: B2Digital, Inc.
Robert Russell
(310) 281-2571